UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 14, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

                   1-10315                        63-0860407
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           (Commission File Number)    (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
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          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                ----------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events and Required FD Disclosure.

         HEALTHSOUTH Corporation today announced that it is extending its solicitation of consents from holders of its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.500% Senior Notes due 2008, 8.375% Senior Notes due 2011, 7.625% Senior Notes due 2012 and 10.750% Senior Subordinated Notes due 2008 until 11:59 p.m., New York City Time, on April 28, 2004. The consent solicitations, which commenced on March 16, 2004, were previously scheduled to expire at 11:59 p.m., New York City Time, on April 13, 2004.

         A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEALTHSOUTH CORPORATION


                                     By: /s/    Gregory L. Doody
                                         -----------------------------
                                         Name:  Gregory L. Doody
                                         Title: Executive Vice President,
                                                  General Counsel and Secretary


         Dated: April 14, 2004

                                 Exhibit Index

Exhibit No.                       Description
-----------                       -----------

99                Press release of HEALTHSOUTH Corporation dated April 14, 2004.

                                                                     EXHIBIT 99


News From
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[GRAPHIC OMITTED]


                                                           FOR IMMEDIATE RELEASE
                                                                  April 14, 2004


                    HEALTHSOUTH CORPORATION EXTENDS CONSENT
                      SOLICITATIONS THROUGH APRIL 28, 2004

BIRMINGHAM, Ala. - HEALTHSOUTH Corp. (OTC Pink Sheets: HLSH) today announced that it is extending its solicitation of consents from holders of its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.500% Senior Notes due 2008, 8.375% Senior Notes due 2011, 7.625% Senior Notes due 2012 and 10.750% Senior Subordinated Notes due 2008 until 11:59 p.m., New York City Time, on April 28, 2004. The consent solicitations, which commenced on March 16, 2004, were previously scheduled to expire on 11:59 p.m., New York City Time, on April 13, 2004.

Joel C. Gordon, acting HEALTHSOUTH chairman of the board, said "We are extremely encouraged by the significant positive response that we have received so far and we have decided to extend the consent solicitations in order to allow all holders the opportunity to participate."

This news release is not a solicitation of consents with respect to any securities. The consent solicitations are being made only pursuant to the terms and conditions of the consent solicitation statements relating to each series of Notes and the accompanying documents. These documents can be obtained from Innisfree M&A Incorporated, the information agent, at 212-750-5833 (Banks and Brokers Call Collect) or 888-750-5834 (Noteholders Call Toll-Free). Questions regarding the solicitations should be directed to Credit Suisse First Boston, the solicitation agent, at 800-820-1653.

About HEALTHSOUTH

HEALTHSOUTH is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HEALTHSOUTH can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HEALTHSOUTH's financial reporting and related activity; HEALTHSOUTH's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HEALTHSOUTH's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HEALTHSOUTH's management team; HEALTHSOUTH's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HEALTHSOUTH filing a voluntary petition for bankruptcy; HEALTHSOUTH's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HEALTHSOUTH's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto; HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

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           For more information contact Andy Brimmer at 205-410-2777.